UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 25, 2007

Woodward Governor Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-8408	36-1984010
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 E. Drake Road, Fort Collins, Colorado		80525
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	970-482-5811

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On October 25, 2007, Woodward Governor Company (the "Registrant") entered into a Second Amended and Restated Credit Agreement with JPMorgan Chase Bank, National Association, Wachovia Bank, N.A. Wells Fargo Bank, N.A. and Deutsche bank Securities. This amended agreement increases the initial commitment from $100,000,000 to $225,000,000 and also increases the option to expand the commitment from $75,000,000 to $125,000,000, for a total of $350,000,000. The agreement generally bears interest at Libor plus 41 bps to 80 bps and expires in October 2012.

A copy of the Second Amended and Restated Credit Agreement and the news release announcing the amended revolver agreement is filed as Exhibits 99.1 and 99.2, respectively, to this Form 8-K, and the prior description is qualified entirely by such amended agreement, which is deemed incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

99.1 Second Amended and Restated Credit Agreement
99.2 Amended Revolver Press Release

The information contained herein shall not be incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this report, including the exhibits hereto, shall not be deemed "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Woodward Governor Company

October 31, 2007	By:	A. Christopher Fawzy

Name: A. Christopher Fawzy
Title: Vice President, General Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Second Amended and Restated Credit Agreement
99.2	Amended Revolver Press Release